UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas 4333 Amon Carter Blvd., Fort Worth, Texas		76155 76155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 22, 2016 (the “Closing Date”), American Airlines, Inc. (“American”) and American Airlines Group Inc. (“AAG”) entered into a Second Amendment to the Amended and Restated Credit and Guaranty Agreement (the “Second Amendment”), amending the Amended and Restated Credit and Guaranty Agreement dated as of April 20, 2015 (as amended prior to the date hereof, the “2015 Credit Agreement”), among American, AAG, the lenders from time to time party thereto, Citibank N.A., as administrative agent, and certain other parties thereto.

On the Closing Date, the aggregate principal amount of the term loans outstanding under the 2015 Credit Agreement (the “Existing Term Loans”) was $742.5 million. Under the Second Amendment, American refinanced the Existing Term Loans with proceeds of term loans incurred pursuant to the Second Amendment (the “2016 Term Loans”). Pursuant to the Second Amendment, the interest rate margin on the 2016 Term Loans was reduced to 2.50% for those loans with interest rates based on LIBOR (compared to 2.75% for the Existing Term Loans) and to 1.50% for loans with interest rates based on an index (compared to 1.75% for the Existing Term Loans). The revolving credit facility under the 2015 Credit Agreement remains unchanged and, as of the Closing Date, there were no borrowings or letters of credit outstanding thereunder.

See the Quarterly Report on Form 10-Q of AAG and American for the period ended June 30, 2016 for more information regarding the credit facilities established under the 2015 Credit Agreement.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: September 22, 2016	By:	/s/ Derek Kerr
Derek Kerr
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: September 22, 2016	By:	/s/ Derek Kerr
Derek Kerr
Chief Financial Officer